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                                                                 Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of United Community Financial Corp. on Form S-1 of our report dated February 28, 1997, appearing in the Prospectus, which is part of such Registration Statement.

         We also consent to the reference to us under the headings "The Home Savings & Loan Company of Youngstown, Ohio Statements of Income," "Change in Accountants," and "Experts" in such Prospectus.




Packer, Thomas & Co.
Youngstown, Ohio
March 11, 1998